                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

    Filed by Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   EG&G, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule, or Registration Statement No.:

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    (4) Date Filed:

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

[EG&G Logo]

                            NOTICE OF ANNUAL MEETING
                                      AND
                              PROXY STATEMENT 1999

EG&G, INC., CORPORATE OFFICES, 45 WILLIAM STREET, WELLESLEY, MASSACHUSETTS 02481

                            NOTICE OF ANNUAL MEETING

To the Stockholders of EG&G, Inc.:

     The Annual Meeting of the Stockholders of EG&G, Inc., will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, on Tuesday, April 27, 1999, at 10:30 a.m., to consider and act upon the following:

1. A proposal to fix the number of Directors at ten and to elect ten nominees for Director for terms of one year each; and

2. A proposal to approve the EG&G, Inc. 1998 Employee Stock Purchase Plan under which an aggregate of 2,500,000 shares of the Company's Common Stock may be purchased; and

3. A proposal to approve the EG&G, Inc. 1999 Incentive Plan under which cash performance awards as well as an aggregate of 3,500,000 shares of the Company's Common Stock will be made available for option grants, restricted stock awards, performance units, and other stock-based awards; and

4. Such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on February 26, 1999, as the record date for the determination of stockholders entitled to receive this notice and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors

                                            /s/ Murray Gross

                                            MURRAY GROSS, Clerk

April 2, 1999

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                           RETURN ENCLOSED PROXY CARD

Whether or not you expect to attend this Meeting, I urge you to complete, date, and sign the enclosed proxy card and to mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to Proxy Services, EquiServe, P.O. Box 9381, Boston, MA 02205-9381.

                                PROXY STATEMENT

     This Proxy Statement has been prepared to provide the stockholders of EG&G, Inc. with information pertaining to the matters to be voted on at the EG&G, Inc., Annual Meeting of Stockholders to be held on Tuesday, April 27, 1999 at 10:30 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, and at any adjournment of that Meeting. The date of this Proxy Statement is April 2, 1999, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders. EG&G, Inc. is sometimes referred to in this Proxy Statement as "EG&G" or the "Company." EG&G, Inc. Common Stock, $1 par value per share (the only outstanding EG&G security with voting power), is referred to as the "Common Stock."

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EG&G. You are requested to sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by filing written notice with the Clerk of EG&G or by signing and delivering a new proxy card bearing a later date. IT IS IMPORTANT TO SIGN AND RETURN YOUR PROXY CARD. It helps to establish a quorum so that the Meeting may be held, and it permits your votes to be cast in accordance with your directions.

     The expenses connected with soliciting proxies will be borne by EG&G. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. The Company has engaged Kissel-Blake Inc., of New York City, to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Kissel-Blake Inc. $7,500 and out-of-pocket expenses for such efforts. In addition to the use of the mails, certain Directors, officers, and employees may solicit proxies in person or by use of communications media.

     The stock transfer books of EG&G will not be closed; however, the Board of Directors has fixed the close of business on February 26, 1999, as the record date for determining the stockholders entitled to receive notice of and to vote their shares at the Annual Meeting. On the record date, there were 44,994,317 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock carries with it the right to cast one vote, with no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on the record date constitutes a quorum.

     The three items being presented for stockholder action are set forth on your proxy card and each of them is discussed in detail on the following pages. Shares represented by proxy will be voted at the Meeting in accordance with your instructions, as indicated on the proxy card.

     The first item on the proxy card is a proposal to fix the number of Directors at ten and to elect ten Directors for terms of one year each. You are provided the opportunity for granting, or withholding, authority to vote your shares to fix the number of Directors at ten and to elect the ten nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for specific nominees, please identify the exceptions in the appropriate space provided on the proxy card. Your shares will be voted as you indicate. IF YOU SIGN AND RETURN YOUR PROXY CARD AND MAKE NO INDICATION CONCERNING ITEM NO. 1 ON THE PROXY CARD, YOUR SHARES WILL BE VOTED "FOR" FIXING THE NUMBER OF DIRECTORS AT TEN AND ELECTING THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EG&G, Inc., Corporate Offices
45 William St., Wellesley, Massachusetts 02481
(781)237-5100

     The second item is a proposal to approve the adoption of the EG&G, Inc. 1998 Employee Stock Purchase Plan. With respect to Item No. 2, you are provided the opportunity to vote for or against adopting the proposal or to abstain from voting. Your shares will be voted as you indicate, or not voted if you abstain. IF YOU DO NOT MAKE AN INDICATION CONCERNING THIS ITEM, YOUR SHARES WILL BE VOTED "FOR" ITEM NO. 2.

     The third item is a proposal to approve the adoption of the EG&G, Inc. 1999 Incentive Plan. With respect to Item No. 3, you are provided the opportunity to vote for or against adopting the proposal or to abstain from voting. Your shares will be voted as you indicate, or not voted if you abstain. IF YOU DO NOT MAKE AN INDICATION CONCERNING THIS ITEM, YOUR SHARES WILL BE VOTED "FOR" ITEM NO. 3.

     Management does not anticipate a vote on any other proposal at the Annual Meeting. In the event, however, that another proposal is properly brought before the Meeting, your shares will be voted in accordance with the discretion of the named proxies.

     EG&G's Annual Report on Form 10-K for 1998 has already been mailed to its stockholders or is enclosed herewith. It should not be considered either as part of this Proxy Statement or as incorporated herein by reference.

                                 VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of each of the ten Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and voting on the matter is required for fixing the number of Directors at ten and for the approval of the EG&G, Inc. 1998 Employee Stock Purchase Plan and the EG&G, Inc. 1999 Incentive Plan, provided that the total vote cast on the approval of the EG&G, Inc. 1998 Employee Stock Purchase Plan and the EG&G, Inc. 1999 Incentive Plan represents over 50% in interest of all securities entitled to vote on those proposals.

     Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. Shares which abstain from voting as to a particular matter, and shares held by nominee record holders who did not receive specific instructions from the beneficial owners of such shares and thus are not voted with respect to a particular matter, will not be counted as shares voting on such matter. Accordingly, abstentions and nominee "non-votes" will have no effect on the voting for either the election of Directors or the approval of the other proposals described in this Proxy Statement.

                                   ITEM NO. 1

                             ELECTION OF DIRECTORS

     The Articles of Organization and By-Laws of EG&G provide that the number of Directors, not less than three nor more than thirteen, shall be fixed by the stockholders. The Articles of Organization and By-Laws provide that at each Annual Meeting of Stockholders, the successors of the Directors whose terms expire in that year shall be elected for a one-year term. There are, at present, eleven Directors of the Company. The terms of all eleven of the Directors expire at this year's Annual Meeting. Messrs. Gray and Kucharski have indicated that they will be retiring from the Board at the expiration of their current terms.

     The Board of Directors has declared it advisable that the number of Directors be fixed at ten and has nominated the following persons for election as Directors for one-year terms expiring at the

Annual Meeting in 2000. All of these nominees, with the exception of Mr. Schmergel, are currently Directors of the Company.

TAMARA J. ERICKSON                 MICHAEL C. REUTTGERS
KENT F. HANSEN                     GABRIEL SCHMERGEL
JOHN F. KEANE                      GREGORY L. SUMME
NICHOLAS A. LOPARDO                JOHN LARKIN THOMPSON
GRETA E. MARSHALL                  G. ROBERT TOD

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING
            THE NUMBER OF DIRECTORS AT TEN AND FOR ELECTING THE TEN
                NOMINEES NAMED ABOVE FOR TERMS OF ONE YEAR EACH.

     It is intended that the shares represented by proxies will be voted to fix the number of Directors at ten and for the election of the ten nominees (unless one or more of the nominees is unwilling or unable to serve) for terms of one year each, unless a contrary instruction is indicated on the proxy cards. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, the persons named as proxies in the Proxy may vote for the election of a substitute. In no event will shares represented by proxies be voted for more than ten nominees. To apprise you of the qualifications of the Directors, we are including information concerning the nominees.

           NOMINEES FOR DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 2000

TAMARA J. ERICKSON: Age 44; Principal Occupation: Management consultant specializing in corporate strategy and technology management. Senior Vice President and Chairman of Consulting for The Concours Group. Elected a Member of the Board of Directors of EG&G since 1995. Member of the Audit Committee and the Nominating Committee of the Board of Directors.

Ms. Erickson is the co-author of the book, Third Generation R&D: Managing the Link to Corporate Strategy, published in 1991. She joined The Concours Group as Senior Vice President and Chairman of Consulting in November 1998. Prior to joining The Concours Group, Ms. Erickson worked as an independent consultant specializing in corporate strategy and technology management. She served as head of U.S. Consulting for P.A. Consulting Group, a management and technology consulting company, from 1996 to 1997. From 1995 to 1996, Ms. Erickson was a Senior Vice President of Arthur D. Little, Inc., a consulting company with which she had been associated since 1978. From 1991 to 1995, Ms. Erickson served as a Managing Director of Arthur D. Little, Inc. with direct line management responsibility for all the firm's management consulting business in North America, including strategy and organization, information systems, and operations management consulting services. Ms. Erickson holds a BA degree in Biological Sciences from the University of Chicago and an MBA from Harvard Business School.

KENT F. HANSEN: Age 67; Principal Occupation: Professor of Nuclear Engineering at the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director of EG&G since 1979. Chairman of the Nominating Committee and a Member of the Audit Committee and the Corporate Governance Committee of the Board of Directors.

Kent F. Hansen, a Professor of Nuclear Engineering at the Massachusetts Institute of Technology, first joined the M.I.T. faculty as an Assistant Professor in 1961. He is a former research scholar of M.I.T., from which he graduated in 1953 with a degree in physics. Dr. Hansen also received his Sc.D. degree in nuclear engineering from that institution. An authority in the field of nuclear reactor physics, reactor safety analysis, and nuclear fuel management, Dr. Hansen is the author of many scientific and technical publications and the co-author of a book entitled "Numerical Methods of Reactor Analysis." A former director of the American Nuclear Society, Dr. Hansen has served as consultant to several electric utilities and nuclear reactor manufacturers, to the Department of

Energy, and to the Nuclear Regulatory Commission. Dr. Hansen was nominated by former President Carter in 1977 to serve as a commissioner of the Nuclear Regulatory Commission. In 1978, Dr. Hansen received the American Nuclear Society's Arthur Holly Compton Award for outstanding contributions to education in the fields of nuclear science and engineering. Dr. Hansen was Chairman of the Board of Directors of Stone & Webster, Inc. from August 1995 to May 1997. He is currently Lead Director of Stone & Webster, Inc. He is also a Member of the National Academy of Engineering.

JOHN F. KEANE: Age 67; Principal Occupation: Chairman of the Board of Directors and Chief Executive Officer of Keane, Inc., a public corporation based in Boston, Massachusetts, that designs, develops and maintains computer software for corporations and hospitals. Member of the Board of Directors of EG&G since 1997. Member of the Benefit Plans Investment Committee and the Corporate Governance Committee of the Board of Directors.

Mr. Keane founded Keane, Inc. in 1965. Prior to starting the company, Mr. Keane worked for IBM, and was a marketing and management consultant for Arthur D. Little. He is a graduate of Harvard University and received his MBA from Harvard Business School. Mr. Keane is an active member of ITAA (Information Technology Association of America), and the national computer software and services trade association, having previously served as Chairman of that organization, and is a member of the Mass High Tech Council. He presently serves as a Trustee of the Massachusetts Software Council, Inc. He is a member of the Governor's Council on Economic Growth and Technology, is a member of the Board of The Center for Quality of Management, and serves on the Board of Overseers of Beth Israel Deaconess Medical Center. From 1994 to 1998, Mr. Keane served as Chairman of the Board of Governors of the New England Aquarium and is still actively involved with that organization as a member of their Board of Governors and Executive Committee. Mr. Keane is also a Director of First Wave Technologies based in Atlanta, Georgia.

NICHOLAS A. LOPARDO: Age 52; Principal Occupation: Vice Chairman of State Street Bank and Trust Company and Chairman and Chief Executive Officer of State Street Global Advisors, the Bank's investment management group. Member of the Board of Directors of EG&G since 1996. Chairman of the Audit Committee and a Member of the Compensation and Stock Option Committee of the Board of Directors.

Mr. Lopardo joined the Asset Management Division of State Street Bank and Trust Company in January 1987. In September of 1990, he was promoted to Executive Vice President of the Bank and Chief Executive Officer of State Street Global Advisors with responsibility for the Company's investment management businesses. Mr. Lopardo is also a member of the Senior Executive Group at State Street Bank and Trust Company, which is responsible for setting the policy direction of the Bank. Prior to joining State Street Bank and Trust Company, Mr. Lopardo served as Senior Vice President of sales, marketing and pension advisory services with Equitable Life Assurance Society in New York. Mr. Lopardo has over 30 years of experience in the pension industry, having served in a variety of roles with Equitable related to pension marketing, client relationships, and Equitable's pension investment advisory services. He is a 1968 graduate of Susquehanna University with a BS in marketing and management and is Vice Chairman of the Board of Directors of the University and Chairman of the Investment Property and Finance Committee, and a member of the Executive Committee of that Board. He is also Chairman of the Advisory Board of the Weiss School of Business at Susquehanna University and Chairman of the Board of the Landmark School, the premier secondary school for dyslexic students. Mr. Lopardo is also a board member of the Boston Stock Exchange and of the Whitehead Institute for Biomedical Research. He currently holds positions on the Wellspring Resources, LLC Board, Fleet Center Premium Seating Advisory Board, and American Bankers Association Investment & Trust Services Advisory Board. He is also a Board member of the Boston Partners in Education, Board member of the Hockey Humanitarian Foundation, an Advisory Board member of the Salvation Army and a Director of Team Harmony Foundation.

GRETA E. MARSHALL, CFA: Age 61; Principal Occupation: Principal and founder of The Marshall Plan, a financial investment company. Director of EG&G since 1990. Chairman of the Benefit Plans Investment Committee and a Member of the Compensation and Stock Option Committee of the Board of Directors.

Ms. Marshall manages The Marshall Plan, a financial investment company she founded in 1988, with offices in Concord, Massachusetts and Incline Village, Nevada. She has thirty-five years of experience in financial analysis, research, and investment. From 1974 to 1984, she was Director, Investments, Deere & Company, Moline, Illinois. She was President of Baybanks Investment Management in 1984 and 1985 and Investment Manager of the California Public Employees Retirement System from 1985 to 1988. Ms. Marshall is a member of the Board of Directors of Hyseq, Inc. Ms. Marshall holds Bachelor of Arts and Master of Business Administration degrees from the University of Louisville. She is a Member of the Editorial Board of CFA Digest, a member of the Candidate Curriculum Committee and a Trustee of the AIMR Investment Management Workshop. Ms. Marshall is also a Trustee of the Financial Accounting Foundation.

MICHAEL C. RUETTGERS: Age 56; Principal Occupation: President and Chief Executive Officer and Director of EMC Corporation, a company based in Hopkinton, Massachusetts, specializing in information storage and retrieval. Member of the Board of Directors of EG&G since 1997. Member of the Audit Committee and the Nominating Committee of the Board of Directors.

Mr. Ruettgers became President and Chief Executive Officer of EMC Corporation in January 1992. From 1989 to 1991 Mr. Ruettgers held the positions of President and Chief Operating Officer. He joined the company in 1988 as Executive Vice President of Operations and Customer Service. Before joining EMC Corporation, Mr. Ruettgers spent much of his career with Raytheon Company. During his 13 years at Raytheon, Mr. Ruettgers played a key role in the Patriot Missile program while at Raytheon's Missile Systems Division. In 1981 he joined Boston-based Keane, Inc., a software development company where he was Senior Vice President. Following his work with Keane, Inc., Mr. Ruettgers became Chief Operating Officer of Technology Financial Services where he advised companies such as IBM, AT&T and the regional Bell operating companies. Mr. Ruettgers holds a BS from Idaho State University and an MBA from Harvard Business School. He is a Director of Commonwealth Energy Systems.

GABRIEL SCHMERGEL: Age 58; Principal Occupation: Retired Chief Executive Officer and President of Genetics Institute, Inc.

Mr. Gabriel Schmergel was born in Budapest, Hungary and came to the United States in 1956. From 1967 to 1981 Mr. Schmergel worked for Baxter Healthcare Corp. in the International Division. He filled various positions of increasing responsibility, managing country subsidiaries and eventually all of its international operations. In 1981 Mr. Schmergel became President and CEO of a start-up company, Genetics Institute, Inc. Under his leadership, Genetics Institute, Inc. became a fully integrated biopharmaceutical company with a portfolio of drugs for hemophilia, anemia, and cancer. At the end of 1996, Genetics Institute, Inc. was acquired by American Home Products. Mr. Schmergel retired as President and Chief Executive Officer of Genetics Institute, Inc. in January 1997.

Mr. Schmergel received a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute in 1962 and served with the U.S. Army as a Lieutenant from 1963 until 1965. He earned an MBA from Harvard Business School in 1967, where he was named a Baker Scholar.

In 1988, Mr. Schmergel was recognized with an honorary Doctorate of Engineering Degree from Worcester Polytechnic Institute, and in 1994 he was elected to the National Academy of Engineering for his leadership in biotechnology. From 1992 to 1998 he was a member of the Visiting Committee of Harvard Business School. He also spent 5 years on the Board of Governors of the New England Medical Center. Currently, Mr. Schmergel serves on the Board of Overseers for the Tufts Veterinary School and on the Board of Trustees of the Boston Ballet.

GREGORY L. SUMME: Age 42; Principal Occupation: President and Chief Executive Officer of EG&G. Member of the Board of Directors of EG&G since January of 1998. Member of the Corporate Goverance Committee.

Mr. Summe was named Chief Executive Officer of EG&G effective January 1, 1999. He was appointed President and Chief Operating Officer of EG&G and elected to the Company's Board of Directors in January of 1998. Prior to joining EG&G, Mr. Summe was President of AlliedSignal's Automotive Products Group. Prior to being appointed President of AlliedSignal's Automotive Products Group in 1997, Mr. Summe served as President of Aerospace Engines (1995 to 1997) and as President of General Aviation Avionics (1993 to 1995). Before joining AlliedSignal, he was the general manager of commercial motors at General Electric (1992 to 1993) and was a partner at McKinsey & Co., Inc. (1983 to 1992). He started his career as a semiconductor design engineer at Mostek. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. from the Wharton School at the University of Pennsylvania.

JOHN LARKIN THOMPSON: Age 68; Principal Occupation: Of Counsel to Nutter, McClennen & Fish LLP, a Boston, Massachusetts law firm. Director of EG&G since 1986. Member of the Benefit Plans Investment Committee and the Corporate Governance Committee of the Board of Directors.

Mr. Thompson served as President and Chief Executive Officer of Blue Cross & Blue Shield of Massachusetts, Inc. from 1988 to his retirement in 1992. He served as President of Blue Shield of Massachusetts, Inc. and Blue Cross of Massachusetts, Inc. from 1970 and 1987, respectively, until December 30, 1988 when those two companies merged. Prior to his service with Blue Cross and Blue Shield, Mr. Thompson was an associate and then partner with the Boston law firm of Palmer & Dodge. He holds a Bachelor of Science degree from Villanova University, a Master of Science degree from Columbia University Graduate School of Business, and a Juris Doctor (cum laude) from Boston University School of Law and is a Member of the Massachusetts and Boston Bar Associations. Mr. Thompson retired from the United States Naval Reserve in 1976 as a Commander. He is a Trustee and former Chairman of the New England Aquarium, Director and former Chairman of the Artery Business Committee, and Trustee of Emmanuel College. He also served as Chairman of the United Way of Massachusetts Bay and Chairman of the Massachusetts Port Authority. He currently serves as a Director of several other civic and charitable organizations.

G. ROBERT TOD: Age 59; Principal Occupation: Retired Vice Chairman, President and Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. Director of EG&G since 1984. Member of the Executive Committee and the Nominating Committee and Chairman of the Compensation and Stock Option Committee of the Board of Directors.

Mr. Tod received a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute in 1961 and also holds an MBA from Harvard Business School. Mr. Tod is co-founder of the CML Group, Inc. and served as its President and Chief Operating Officer from 1969 to his retirement in June of 1998. CML Group, Inc. declared bankruptcy on December 18, 1998. Mr. Tod is currently a Director of SCI Systems, Inc. and U.S. Trust Corp. and is a Trustee of Rensselaer Polytechnic Institute.

                 INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
                         AND CERTAIN OF ITS COMMITTEES

     A formal Audit Committee of the Board of Directors was created in 1971. The present Committee, which met five times in 1998, is composed of four
Directors -- Messrs. Lopardo (Chairman), Hansen and Ruettgers and Ms. Erickson.

     The responsibilities of the Audit Committee are (1) to recommend the particular persons or firm to be employed by the Company as its independent auditor; (2) to consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) to review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; and (4) to consult periodically with the independent auditor with regard to the adequacy of internal controls and, if the Committee so chooses, to consult with the internal auditors, the Chief Financial Officer, the Corporate Controller, the Treasurer and other officers and employees as the Committee may deem appropriate.

     The Compensation and Stock Option Committee of the Board of Directors, which met seven times in 1998, is composed of three Directors -- Messrs. Tod (Chairman) and Lopardo and Ms. Marshall. The Committee reviews and approves the salaries and incentive compensation of the Chairman of the Board, the Chief Executive Officer, the President, and the Executive and Senior Vice Presidents. The Committee also reviews and approves the management incentive plans of the Company and its subsidiaries, administers the stock option plans adopted by the Company, and reviews and approves such other employment and compensation matters as it deems necessary and proper.

     The Corporate Governance Committee of the Board of Directors, which met five times in 1998, is composed of five Directors -- Messrs. Gray (Chairman), Hansen, Keane, Summe and Thompson. The Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to deal with and be responsive to shareholder concerns, and formulates guidance, for management action, to deal with evolving social issues, both internal and external to the organization.

     A Nominating Committee of the Board of Directors was created in 1991. The present Committee, which met six times in 1998, is composed of five
Directors -- Messrs. Hansen (Chairman), Gray, Ruettgers and Tod, and Ms. Erickson. The Committee establishes criteria for nomination or renomination as a Director, develops procedures for the nomination or renomination process, and identifies and recommends candidates for nomination to the Board of Directors. Any stockholder desiring to submit a candidate for consideration by the Nominating Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to:
Chairman of the Nominating Committee, c/o EG&G, Inc., 45 William Street, Wellesley, MA 02481.

     A Benefit Plans Investment Committee of the Board of Directors was created in October of 1991. The present Committee, which met once in 1998, is composed of three Directors -- Ms. Marshall (Chairman) and Messrs. Keane and Thompson. The Committee reviews the investment of funds held in the Company's employee benefit plans.

     The Board of Directors also has an Executive Committee, which met three times in 1998, composed of three Directors -- Messrs. Kucharski, Gray and Tod. The Committee, which acts as needed during intervals between Board meetings, has been delegated with all the powers of the Board except those powers which by law, the Articles of Organization or the By-Laws of the Company, the Board of Directors is prohibited from delegating.

     With the exception of the Executive Committee and the Corporate Governance Committee, all Committees of the Board of Directors are comprised of non-employee Directors.

MEETINGS

     The Board of Directors met ten times in 1998. All Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they respectively served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their services as Directors. Directors who are not employees of the Company are paid an annual retainer fee of $12,000 and $1,000 for each meeting of the Board that they attend. Additionally, the Chairmen of the Audit, Compensation and Stock Option, Corporate Governance, Nominating, and Benefit

Plans Investment Committees receive $4,000 per year and the other non-employee members of these Committees receive $3,000 per year. All non-employee members of these Committees receive $1,000 for each Committee meeting that they attend unless the Committee meeting is held on the same day as a Board of Directors' meeting, in which case, the Committee member receives $500.

     The EG&G, Inc. 1990 Director Stock Plan provides that on each January 31, non-employee Directors who served for the preceding calendar year shall receive 800 shares of Common Stock (with a pro-rated number of shares issued to Directors who served for only a portion of such year). If a Director fails to attend at least 75 percent of the aggregate number of meetings of the Board and the committees on which the Director served during the preceding year, the number of shares of Common Stock will be reduced to 400 shares and no shares will be issued if a Director fails to attend at least 50 percent of such meetings. In accordance with the Director Stock Plan, on February 1, 1999, each of the nine non-employee Directors who served as Directors for the entire 1998 calendar year received 800 shares of Common Stock, with a fair market value to each such Director at that time of $22,800.

     The Company terminated its Deferred Compensation Plan for non-employee Directors effective December 31, 1995. The termination does not affect any rights of non-employee Directors that had vested as of such termination date. The Plan provided for an annual payment to be made by the Company to the eligible Director or his or her estate in an amount equal to 100 percent of the Director's annual retainer fee in effect at the time the Director's service on the Board ceased due to death, retirement, or resignation. Under the Plan as terminated, annual payments will be made to any non-employee Director in office as of December 31, 1995, upon his or her death, retirement, or resignation from the Board for the greater of five years or the number of years the Director had served on the Board as of December 31, 1995.

     The Company has established the EG&G, Inc. Directors Charitable Contribution Program for certain non-employee Directors. To be eligible under the program, the Director must be a non-employee Director with no previous employment with the Company and have either been a member of the Company's Board of Directors as of January 1, 1992 or have otherwise completed five years of service on the Board. Under this program, the Company will contribute, upon the death of an eligible Director, a total of $1,000,000 to one or more qualifying charitable organizations named by the Director. The program is funded through a life insurance policy on each such eligible Director, with the life insurance proceeds payable to EG&G.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table identifies the only persons known to the Company to be beneficial owners of five percent or more of the outstanding shares of Common Stock. The information in this table and the footnotes is taken from a Schedule 13G dated February 10, 1999, filed by The Regents of the University of California, and a Schedule 13G dated February 1, 1999, filed by FMR Corp., with the Securities and Exchange Commission.

                                                          AMOUNT AND
                  NAME AND ADDRESS                          NATURE           PERCENT
                    OF BENEFICIAL                        OF BENEFICIAL          OF
                        OWNER                            OWNERSHIP(1)         CLASS
-----------------------------------------------------  -----------------    ----------
The Regents of the University of California
  1111 Broadway 14th Floor
  Oakland, CA 94607                                        3,343,781(2)         7.3%
FMR Corp.
  82 Devonshire Street
  Boston, MA 02109                                         5,806,561(3)       12.99%

                                     NOTES
(1) There are no shares included with respect to which such persons have a right to acquire beneficial ownership.

(2) The Schedule 13G filed by The Regents of the University of California states that it has sole voting power and sole dispositive power over 3,343,781 shares.

(3) The Schedule 13G filed by FMR Corp. states that FMR Corp. (i) has sole dispositive power with respect to 5,806,561 shares of which 5,235,100 shares are held by various investment companies to which a wholly-owned subsidiary of FMR Corp., Fidelity Management and Research Company, acts as investment adviser and 571,461 shares are held by various institutional accounts for which Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., serves as investment manager, and (ii) has sole voting power with respect to 551,161 of the shares held by such institutional account(s).

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock owned of record or beneficially (including unexercised stock options exercisable within 60 days) on February 1, 1999, (i) by each of the Directors and nominees for Director individually, (ii) by each of the executive officers named in the Summary Compensation Table, and (iii) by all of the executive officers, Directors, and nominees for Director as a group. No Director, nominee for Director, or executive officer of the Company owned any equity securities of the Company other than Common Stock on that date.

                                              AMOUNT AND NATURE OF   PERCENT
                    NAME                      BENEFICIAL OWNERSHIP   OF CLASS
-----------------------------------------------------------------------------
John M. Kucharski                                    310,226(1)(2)     *
Gregory L. Summe                                     185,503(1)
Angelo D. Castellana                                 103,420(1)(2)
John F. Alexander, II                                223,441(1)
Murray Gross                                         118,644(1)
Tamara Erickson                                        2,400           *
John B. Gray                                          15,000           *
Kent F. Hansen                                         7,200           *
John F. Keane                                          2,400           *
Nicholas A. Lopardo                                    3,200           *
Greta E. Marshall                                      7,000           *
Michael C. Ruettgers                                   1,500           *
Gabriel Schmergel                                          0
John Larkin Thompson                                  10,000           *
G. Robert Tod                                         12,200           *
All executive officers, Directors, and
  nominees for Director of the Company as a
  Group, 24 in number, including those listed
  above(1)(2)                                      1,120,214(1)(2)    2.4%

---------------
*   Less than 1%

                                     NOTES

(1) The amounts shown as beneficially owned by Messrs. Kucharski, Summe, Castellana, Alexander and Gross and by all executive officers, Directors, and nominees for Director as a group, include 210,000, 160,000, 92,000, 213,700, 85,800 and 879,580 shares, respectively, which are obtainable within 60 days after February 1, 1999 upon exercise of, and payment for, outstanding, unexercised stock options. The amounts shown as beneficially owned by Messr. Castellana and by all executive officers, Directors and nominees for Director as a group, do not include 2,584 and 4,145 shares, respectively, which are accrued under the EG&G Deferred Compensation Plan and which are payable 100% in EG&G stock at the time of retirement or termination of employment.

(2) Owners of all shares shown have sole voting and investment power except Messrs. Kucharski and Castellana who share investment and/or voting power over 32,226 shares and 7,022 shares, respectively. The number of shares stated as being owned beneficially includes shares held beneficially by spouses, minor children, and certain trusts; the inclusion of such shares in the Proxy Statement, however, does not constitute an admission that the executive officers, Directors, or nominees for Director are direct or indirect beneficial owners of such shares.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is composed of three independent outside Directors. The Committee's report on executive compensation follows.

OVERALL PHILOSOPHY

     The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term initiatives, enhance shareholder value and be competitive with that offered by comparable companies. Under the guidance of the Committee, compensation policies have been designed which link executive compensation to the attainment of the Company's specific goals. These policies also allow the Company to attract and retain those senior executives critical to the long-term success of a highly diversified organization by providing a competitive compensation package and recognizing and rewarding individual contributions. The key elements of the Company's executive compensation are base salary, annual incentive awards, and stock options.

     In order to provide the Company with more flexibility with respect to structuring stock incentive and cash performance award programs for the management team, the Board has approved and is submitting for stockholder approval, the EG&G, Inc. 1999 Incentive Plan which is outlined in Item 3 of this Proxy Statement. This plan replaces the EG&G, Inc. 1992 EG&G Stock Option Plan.

BASE SALARY

     Each year, the Committee reviews and establishes the base salary of the Chief Executive Officer based on the Company's performance, as measured by a combination of factors consisting principally of sales, earnings per share growth, return on equity, return on capital (Economic Value Added(R) ) and on a comparison to executive compensation in other companies as revealed by the surveys referred to below. The Committee also reviews, approves or modifies, as deemed appropriate by the Committee, a salary plan recommended by the Chief Executive Officer and the Senior Vice President of Human Resources for the corporate officer positions. This plan, developed by the Human Resources staff, is based on the performance of each such officer while taking into consideration the Company's performance as measured by the factors described above.

     The Company uses a nationwide Executive Compensation Survey to provide general overall guidance with respect to compensation levels. The survey shows market competitive information for the total compensation for selected officer positions for companies comparable in revenue size to EG&G. Generally, the compensation levels of EG&G officers are comparable with those holding similar positions within the companies included in the above-mentioned survey.

     In accordance with the Company's policy to pay competitive salaries, the base salaries of most officers were increased in April 1998. Mr. Kucharski's base salary was increased in April 1998 from $650,000 a year to $700,000 a year.

INCENTIVE COMPENSATION

     EG&G maintains an Economic Value Added ("EVA(R)") Incentive Plan (the "Plan", or "EVA(R) Plan"), the purpose of which is to provide incentive compensation to certain key employees. Mr. Kucharski and the other executive officers named in the Summary Compensation Table are participants in the EVA(R) Plan. Although the EVA(R) Plan is the primary source of incentives for officers, the Committee may award additional incentives to selected officers outside of the EVA(R) Plan in circumstances in which the Committee determines that an additional incentive determined on a different basis is appropriate.

     Bonuses under the EVA(R) Plan are based on the additional shareholder value created. For purposes of the Plan, shareholder value is created when the Company earns a return in excess of the cost of the capital employed. EG&G calculates its EVA(R) by taking its net operating profit after tax and subtracting a capital charge. The capital charge is the result of the capital employed by the Company multiplied by the Company's weighted average cost of capital.

     Each EVA(R) Plan participant is assigned a target incentive, expressed as a percentage of base salary ranging between 5% and 60%, which represents the amount of the incentive award if EVA(R) performance targets are met. The EVA(R) performance targets are generally based on the participant's business unit referred to as a Strategic Business Unit (SBU) or a Strategic Business Enterprise (SBE). Performance targets for officers and other corporate participants are based on consolidated performance. For SBU/SBE Managers and participants, performance targets are based on SBU/SBE consolidated performance. The actual incentive award is determined by multiplying the target incentive by a formula performance factor based upon actual EVA(R) performance compared to the target performance. The performance factor will be greater than one if the EVA(R) target is exceeded and will be less than one if the EVA(R) target is not met. There is a cap of two times target award.

     Individual performance factors allow managers to adjust a participant's final incentive awards up or down by 25% based upon their discretionary assessment of performance.

     In 1998, Mr. Kucharski's target bonus was 60% of base salary. His target EVA(R) was based on consolidated performance. For 1998, the actual Consolidated EVA(R) showed significant improvement over 1997. As a result, he received an EVA(R) award of $525,000 which represents 125% of his target incentive.

STOCK OPTIONS

     Many studies indicate a correlation between employee stock ownership and Company performance. Under the Company's Stock Option Plans, stock options are granted to the Company's senior executives following guidelines established by the Committee. These guidelines are based primarily on competitive industrial practice as revealed by a long-term executive compensation survey covering a large number of public companies in a variety of industries in which the Company participates. The survey data show that the normal stock option award is a multiple of base salary. Beginning in 1991, the Committee began to use the Black-Scholes option pricing method as the basis for determining the value of the option grants. This method takes into consideration a number of factors including the stock's volatility, dividend rate, option term, and interest rates to estimate the option's present value. Mr. Kucharski was granted an option on 75,000 shares in December 1997 for performance in 1997 based on the survey data and the application of the Black-Scholes option pricing method. Mr. Kucharski received no additional Stock Option grants in 1998. Stock options are classified as long-term incentives and are intended to link the long-term interests of the executive with those of the stockholder. Stock options will provide value to the optionee only when the price of EG&G stock increases above the option price. All options are granted with an exercise price equal to the fair market value on the date of the grant.

STOCK OWNERSHIP PROGRAM BY OFFICERS AND SBE MANAGERS

     The Committee has determined that in order to align further management and shareholder interests, EG&G stock ownership by EG&G officers and SBE managers should be significant relative to each officer's and SBE manager's base salary. The market value of EG&G stock expected to be owned by the Company's officers and general managers is as follows:

CEO                                  2 times base salary
President and COO                    1 1/2 times base salary
Executive Vice Presidents            1 1/2 times base salary
Senior Vice Presidents               1 1/2 times base salary
Other Officers                       1 times base salary
SBE Managers                         1/2 times base salary

     Those officers who do not presently have such ownership are expected to attain the ownership by the later of January 1, 2000 or four years after their election to the specified officer position. SBE Managers are expected to attain the ownership by the later of January 1, 2001 or four years after their appointment to the specified SBE manager position.

SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally limits the deductibility by public companies of annual compensation for certain officers to $1 million. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the general intention of the Committee to assure, where appropriate, that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the stockholders. The Committee will review its policy concerning Section 162(m) on a year-by-year basis.

COMPENSATION AND STOCK OPTION COMMITTEE

          G. Robert Tod (Chairman)
          Nicholas A. Lopardo
          Greta E. Marshall

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Technology-500 Index (name changed from S&P High Technology Composite Index) for the period of five fiscal years commencing January 3, 1994 and ended January 3, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 EG&G, INC. COMMON STOCK, S&P COMPOSITE-500 AND
                           S&P TECHNOLOGY-500 INDICES

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS

                                                  S&P 500 TECHNOLOGY-
              EG&G, INC.       S&P 500 INDEX           500 INDEX
              ----------       -------------      -------------------
Dec. 1993       100.00            100.00                100.00
Dec. 1994        79.49            101.32                116.55
Dec. 1995       141.17            139.34                167.88
Dec. 1996       120.52            171.32                238.17
Dec. 1997       128.12            228.46                300.32
Dec. 1998       174.82            293.69                519.48

---------------

* Assumes that the value of the investment in EG&G, Inc. Common Stock and each index was $100 on January 2, 1994 and that all dividends were reinvested.

     The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1996, 1997, and 1998 fiscal years, of (i) the Company's chief executive officer during 1998, and (ii) the other four most highly compensated executive officers of the Company for 1998 all of whom were serving as executive officers as of January 3, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM COMPENSATION
                                                   ANNUAL              ---------------------------------------------
                                                COMPENSATION                   AWARDS                  PAYOUTS
--------------------------------------------------------------------------------------------------------------------
                                                             OTHER                                            ALL
                                                            ANNUAL     RESTRICTED   SECURITIES               OTHER
                                                            COMPEN-      STOCK      UNDERLYING    LTIP      COMPEN-
            NAME AND                     SALARY    BONUS   SATION(2)    AWARD(S)     OPTIONS     PAYOUTS   SATION(5)
       PRINCIPAL POSITION         YEAR     ($)    ($)(1)      ($)         ($)          (#)         ($)        ($)
--------------------------------------------------------------------------------------------------------------------
John M. Kucharski                 1998   686,537  525,000                                  0                 210,953(6)
Chairman of the                   1997   650,000  214,500                             75,000                  23,150
Board and (until                  1996   650,000  234,000                            150,000(4)               26,097
12/31/98) Chief Executive
Officer

Gregory L. Summe                  1998   420,187  361,000   103,948    1,069,905(3)  400,000               1,119,022
President and (commencing
1/1/99) Chief Executive Officer

Angelo D. Castellana              1998   315,578  268,000                                  0                  73,604
Senior Vice President             1997   276,543   76,049                             75,000                  10,588
                                  1996   234,623  221,719                             39,000(4)               11,305

John F. Alexander, II             1998   295,696  147,848                                  0                 701,876(6)
Senior Vice President             1997   254,225   69,912                            100,000                   5,280
and Chief Financial               1996   208,876   62,663                             80,000(4)                4,950
Officer (until 2/1/99)

Murray Gross                      1998   257,578  160,986                                  0                  48,229
Senior Vice President             1997   251,004   69,026                             40,000                  10,367
and General Counsel               1996   245,614   70,219                             42,000(4)               11,001

                                     NOTES

(1) This represents the amount of the declared award under the EVA(R) Plan.

(2) With the exception of Mr. Summe, perquisites and other personal benefits did not in the aggregate exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported in this table for any named executive officer. Perquisites for Mr. Summe include $78,948 representing the value of mortgage interest payments on Mr. Summe's home (grossed-up for tax purposes) as well as a $25,000 annual car allowance.

(3) The 50,497 shares of EG&G, Inc. Common Stock granted to Mr. Summe vest as follows: 25,248 shares vested on January 8, 1999 and the remaining 25,249 shares vest on January 8, 2000. The value of the 50,497 shares of restricted stock on December 31, 1998 was $1,404,448. Dividends are paid on the restricted stock.

(4) This number includes 75,000, 17,000, 30,000, and 17,000 shares of EG&G Common Stock underlying options that were granted to Messrs. Kucharski, Castellana, Alexander, and Gross respectively, in 1996 with respect to performance in 1995.

(5) This column includes the actuarial benefit to the named executive officer of the split-dollar life insurance policy established in 1991, the Company's contribution to the EG&G, Inc. Savings Plan, and amounts paid out in 1998 as a result of the elimination of the reserve feature of the EVA(R) Plan. The actuarial benefit of the split-dollar life insurance to Messrs. Kucharski, Summe, Castellana, Alexander, and Gross is $13,317, $0, $5,127, $0 and $3,795 respectively. The

    Company contributes $162 to the term life portion of the split-dollar life insurance premium for each of the named executives. The named executive officer contributes an amount each year to the split-dollar life insurance policy equal to the cost of the term life insurance under the policy. The amount reported in the column for 1998 for Messrs. Kucharski, Castellana, Alexander and Gross includes $5,280 as the Company's contribution to the EG&G, Inc. Savings Plan for each of the aforementioned executives. The amount reported in this column for 1998 for Mr. Summe includes $3,617 as the Company's contribution to the EG&G, Inc. Savings Plan. The amount reported in this column for 1998 for Messrs. Kucharski, Castellana, Alexander, and Gross includes $139,385, $68,324, $41,308 and $42,949 paid out as a result of the elimination of the reserve feature of the EVA(R) Plan. In the case of Mr. Summe, this column also includes a one-time transition payment of $750,000 paid to Mr. Summe at the time of his employment by EG&G and relocation expenses of $365,405.

(6) In addition to the amounts specified in footnote (5) above, the amount reported in this column for Mr. Alexander includes $624,000 paid to him in conjunction with his leaving the employment of the Company effective February 1, 1999 as well as the fair market value of the company car ($31,288) to which he was given title.

     In addition to the amounts specified in footnote (5) above, the amount reported in this column for Mr. Kucharski includes the fair market value of the company car ($66,288) to which he was given title at the time of his retirement from the Company on January 31, 1999.

                                 PENSION PLANS

EMPLOYEES RETIREMENT PLAN

     The Company and its subsidiaries maintain several basic retirement plans for the benefit of their employees, including officers. All of the executive officers, including all of the five highest compensated executive officers, participate in the EG&G, Inc., Employees Retirement Plan (the "Retirement Plan"), the principal features of which are as follows.

     Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85 percent of the participant's Final Average Earnings (the average of the employee's base salary for the five consecutive highest-salaried years out of the last ten years of credited service with the Company) multiplied by the number of years of credited service with the Company plus 0.75 percent of the excess of such earnings over the Social Security Tax Base multiplied by the number of years of credited service (not in excess of 35) with the Company. In no event will the accrued benefit payable at normal retirement date be less than the frozen accrued benefit as of December 31, 1993 determined in accordance with terms of the Plan at that time. The maximum benefit payable from the Retirement Plan for 1998 is $130,000.

     Effective January 1, 1997, the Retirement Plan was amended to provide an additional benefit for certain participants. The benefit is 1.6% of Final Average Earnings multiplied by the years of credited service with the Company times a ratio equal to a service credit divided by twenty-five (25) times a ratio equal to the number of years of service with the Company since January 1, 1994 divided by the projected number of years of service with the Company from January 1, 1994 to the employee's Normal Retirement Date.

     All of the employees of EG&G, Inc. who participate in the Retirement Plan are required to either complete five years of service or reach their normal retirement date before they have a vested interest in the Retirement Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In addition to the basic benefit plan described above, the Company has created the EG&G, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides additional benefits for executive officers. Officers at the Vice Presidential level and above, the General Counsel, the Corporate Controller, the Treasurer, and others designated by the Board of Directors are eligible to receive benefits under the Supplemental Plan when they have reached 55 years of age and completed five years of service. In the event of a change of control as defined in the Supplemental Plan, however, participants in the Supplemental Plan are eligible to receive benefits regardless of age or years of service. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's eligible spouse is entitled to receive a benefit in the form of a 50 percent surviving spouse option commencing on the date the participant would have attained age 55.

     During 1998, the Company charged $1,351,139 as an expense and $818,939 as income for the Supplemental Plan and made payments to retired officers and beneficiaries in the amount of $864,482. While the Company is not required to fund the Supplemental Plan, effective April 6, 1989, the EG&G, Inc. Non-Qualified Benefit Trust Agreement (the "Trust") was established by and between EG&G, Inc. and The Boston Safe Deposit and Trust Company. As of December 31, 1998, the Trust had a balance of $10,127,443. The purpose of the Trust is to provide greater assurance of the receipt of Supplemental Plan benefits. Amounts held in the Trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

     The Supplemental Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The Board of Directors may amend or terminate the Supplemental Plan at any time; however, such amendment or termination shall not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant.

     The Supplemental Plan provides an annual benefit payable at retirement equal to:

(a) 0.85 percent of average total compensation (as defined below) for each year of credited service, plus 0.75 percent of average total compensation in excess of the Social Security Tax Base for each year of credited service limited to 35 years, less (b),

(b) 100 percent of the participant's benefit accrued at date of termination and payable at normal retirement age under any Company-funded retirement plan, plus
(c),

(c) The reduction, if any, to the early retirement benefit payable from any Company-funded retirement plan due to the limitations as set forth in Section 415(b) of the Internal Revenue Code of 1986.

     The benefit payable under the Supplemental Plan, however, shall in no event be less than (c) above.

     No actuarial adjustment is made as a result of retirement before or after age 65. Average total compensation is the average of a participant's total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment).

     Messrs. Kucharski, Castellana, and Gross have reached the minimum age of eligibility for retirement under the Supplemental Plan. In combination with the amounts payable under the EG&G, Inc. Employees Retirement Plan, Messrs. Kucharski, Castellana, and Gross would receive $475,216, $167,101, and $121,925, respectively, assuming they retired on the last day of 1998 and received benefits in the form of a lifetime income.

                            PENSION PLAN TABLE(1)(2)
                           ANNUAL ESTIMATED BENEFITS
         PROVIDED BY THE COMBINED EG&G, INC. EMPLOYEES RETIREMENT PLAN
                                      AND
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  FINAL                       YEARS OF SERVICE
 AVERAGE    ----------------------------------------------------
EARNINGS    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
----------------------------------------------------------------
1,000,000   $236,498   $315,331   $394,164   $472,996   $550,829
  900,000   212,498    283,331    354,164    424,996     495,829
  800,000   188,498    251,331    314,164    376,996     439,829
  700,000   164,498    219,331    274,164    328,996     383,829
  600,000   140,498    187,331    234,164    280,996     327,829
  500,000   116,498    155,331    194,164    232,996     271,829
  450,000   104,498    139,331    174,164    208,996     243,829
  400,000    92,498    123,331    154,164    184,996     215,829
  350,000    80,498    107,331    134,164    160,996     187,829
  300,000    68,498     91,331    114,164    136,996     159,829
  250,000    56,498     75,331     94,164    112,996     131,829
  225,000    50,498     67,331     84,164    100,996     117,829
  200,000    44,498     59,331     74,164     88,996     103,829
  175,000    38,498     51,331     64,164     76,996      89,829
  150,000    32,498     43,331     54,164     64,996      75,829
  125,000    26,498     35,331     44,164     52,996      61,829
  100,000    20,498     27,331     34,164     40,996      47,829

                                     NOTES

(1) For the purpose of calculating the amounts shown in the above table, it is assumed that the participants in the specified ranges retired on December 31, 1998, and at age 65, and that all payments were made on a straight life annuity basis. These payments are not subject to any deduction for Social Security benefits.

(2) Messrs. Kucharski, Summe, Castellana, Alexander and Gross have respectively 33, 1, 33, 16 and 28 years of credited service under the Retirement Plan; and Supplemental Plan. Compensation covered under the Retirement Plan is limited to $160,000 for 1998. Compensation covered under the Supplemental Plan includes the salary and Bonus (set forth in footnote (1)) shown in the Summary Compensation Table.

EMPLOYMENT AND OTHER AGREEMENTS

     Compensation in the form of salary to Messrs. Kucharski, Mr. Summe and Mr. Gross are paid pursuant to three-year employment agreements with the Company dated November 1, 1993, January 8, 1998, and November 1, 1993, respectively, automatically renewable for successive three-year intervals, which provided for minimum annual payments in 1998 of $700,000, $475,000, and $260,000, respectively. Compensation in the form of salary to Messrs. Castellana and Alexander is paid pursuant to one-year employment agreements with the Company dated November 1, 1993, automatically renewable for successive 1-year intervals, which provided for minimum annual payments in 1998 of $325,000, and $307,000 respectively.

     All of the employment agreements with the named executive officers contain provisions that provide that in the event of a change in control of the Company, the employment term shall be extended for a period of five (5) years from the date of the change in control. Following a change in control, if the named executive is terminated without "cause" or resigns for "good reason" (each as defined in the agreement), the named executive is entitled to receive a severance payment equivalent to five (5) years of base salary plus bonuses and continuation of certain benefits for five (5) years from the date of termination.

     Generally, a change in control will be deemed to have occurred in any of the following circumstances:

        1) the acquisition of 30% or more of the outstanding voting stock of the Company by any person or entity;

        2) during any period of two consecutive years, persons serving as Directors of the Company and those replacements or additions approved by a two-thirds vote of the Board, cease for any reason to constitute a majority of the Board;

        3) the stockholders of the Company approve a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto would end up representing 50% or less of the voting power of the surviving entity; or

        4) a plan for the complete liquidation or an agreement for the sale or disposition of all or substantially all of the assets of the Company is approved by the stockholders of the Company.

     All of the employment agreements with the named executive officers, with the exception of the employment agreements of Messrs. Kucharski, Summe, and Gross, contain provisions that provide that upon termination initiated by the Company without cause, apart from a change in control situation, each executive would be entitled to continuation of his or her salary, bonus, and employee benefits for one (1) year from the date of termination. The employment agreements of Messrs. Kucharski, Summe, and Gross provide that they would be entitled to the continuation of their salary, bonus, and employee benefits for three (3) years from the date of termination.

     Mr. Kucharski also has a consulting agreement with the Company pursuant to which he will render services to the Company for the three-month period February through April 1999 for consideration of $30,000 per month.

OPTION GRANTS

     The following table sets forth information on grants made in 1998 of stock options to the officers identified in the Summary Compensation Table. No stock appreciation rights were granted during the last fiscal year.

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            GRANT
                                                                             DATE
                          INDIVIDUAL GRANTS                                VALUE(3)
------------------------------------------------------------------------------------
                       NUMBER OF    % OF TOTAL
                       SECURITIES    OPTIONS                                GRANT
                       UNDERLYING   GRANTED TO   EXERCISE                    DATE
                        OPTIONS     EMPLOYEES    PRICE PER                 PRESENT
                        GRANTED     IN FISCAL    SHARE(2)    EXPIRATION    VALUE(3)
        NAME              (#)          YEAR         ($)         DATE         ($)
------------------------------------------------------------------------------------
John M. Kucharski             0       --            --          --
Gregory L. Summe        400,000(1)     70.5%      21.1875      1/8/08     $2,566,560
Angelo D. Castellana          0       --            --          --
John F. Alexander, II         0       --            --          --
Murray Gross                  0       --            --          --

                                     NOTES

(1) Options granted by the Company in 1998 to Mr. Summe are non-statutory options and vest 40% upon completion of the first year of service and 30% upon completion of each of the next two years of service. The options become fully vested and immediately exercisable upon the death of the optionee while in the employ of the Company; upon termination of optionee's employment without cause; upon termination of the optionee's employment due to permanent and total disability or upon retirement at a Company-recognized retirement age; or upon a change in control of the Company.

(2) The exercise price is equal to the fair market value of the Common Stock as determined by the closing price on the New York Stock Exchange-Composite Transactions on January 8, 1998, the date of grant.

(3) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used at the time of grant in January of 1998 included expected market volatility of 27%, a 5.53% risk-free rate of return, a 2% dividend yield, and a 6-year expected life.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises during 1998 and the number and value of unexercised options to purchase the Company's Common Stock held by the officers named in the Summary Compensation Table at the end of 1998. No stock appreciation rights were exercised during 1998 or were outstanding at the end of 1998.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                          YEAR-END OPTION VALUE TABLE
--------------------------------------------------------------------------------

                                                    NUMBER OF
                                                    SECURITIES         VALUE OF
                                                    UNDERLYING        UNEXERCISED
                                                   UNEXERCISED       IN-THE-MONEY
                                                    OPTIONS AT        OPTIONS AT
                          SHARES                      FY-END            FY-END
                         ACQUIRED       VALUE          (#)                ($)
                        ON EXERCISE   REALIZED     EXERCISABLE/      EXERCISABLE/
NAME                        (#)        ($)(1)     UNEXERCISABLE    UNEXERCISABLE(2)
------------------------------------------------------------------------------------
John M. Kucharski         224,700     2,455,115   45,000/165,000   453,750/1,356,563
Gregory L. Summe                0             0        0/400,000         0/2,650,000
Angelo D. Castellana        4,000        51,281    88,600/86,400     751,613/726,450
John F. Alexander, II         600         4,631   82,700/131,000   695,194/1,081,688
Murray Gross                1,400        16,931    82,400/60,600     686,488/504,888

---------------
(1) Based on the fair market value determined on the date of exercise, less the option exercise price.

(2) Based on the fair market value (determined by averaging the high and the low selling price on the New York Stock Exchange-Composite Transactions) of the Company's Common Stock on December 31, 1998 ($27.8125), less the option exercise price.

                                   ITEM NO. 2

                    APPROVAL OF THE EG&G, INC. 1998 EMPLOYEE
                              STOCK PURCHASE PLAN

     On May 21, 1998, the Board of Directors adopted the EG&G, Inc. 1998 EMPLOYEE STOCK PURCHASE PLAN (the "1998 Plan"). The 1998 Plan authorizes the issuance of up to 2,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other changes in the capital structure of the Company).

     The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries with a continuing opportunity to purchase shares of Common Stock. By allowing eligible employees to participate in ownership in the Company, the 1998 Plan allows employees to better align their interests with those of the Company's stockholders. Approval of the 1998 Plan will make the employees participating in the Plan eligible for the favorable tax benefits described below. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES STOCKHOLDER APPROVAL OF THE 1998 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1998 PLAN

     The following summary of the 1998 Plan is qualified in its entirety by reference to the 1998 Plan, a copy which is attached as Exhibit A to this Proxy Statement.

ADMINISTRATION

     The Plan will be administered by a committee (the "Committee") selected by the Board of Directors. The Committee has the authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions are final. The Board of Directors has designated the Compensation and Stock Option Committee to administer the 1998 Plan.

ELIGIBILITY

     All employees of EG&G, including Directors who are employees, and all employees of any subsidiary (foreign or domestic) of the Company designated by the Committee from time to time, subject to applicable collective bargaining agreements, are eligible to participate in one or more offerings of rights to purchase Common Stock under the 1998 Plan, provided that they are employees on the first day of the offering period or periods. No employee may be granted an option to purchase shares under the 1998 Plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary.

     As of September 1, 1998, approximately 9,000 persons were eligible to participate under the 1998 Plan, including the Company's executive officers. Messrs. Castellana, Alexander, and Gross elected to participate in the 1998 Plan. Since the purchase price of shares of Common Stock to be purchased under the first offering period is not yet determinable, the Company cannot now determine the number of shares to be purchased by a particular person or group. Currently, 1,762 employees are participating in the first offering period which began on September 1, 1998 and ends on June 30, 1999.

PURCHASE OF SHARES

     Under the Plan, participating employees have the right to purchase Common Stock at a price equal to the lesser of ninety percent (90%) of the closing price of Common Stock on either (a) the first day of the offering period or (b) the last day of the offering period. Following the first offering period, the Committee may, from time to time, establish a percentage other than 90% of the closing price provided that such percentage is determined prior to the offering period to which such percentage is to apply and provided the percentage is at least 85% of the closing price.

     The number of shares which an employee may purchase is determined by the employee's voluntary contribution which may not exceed ten percent (10%) of his or her base compensation. There is a limit on the aggregate amount of Common Stock an employee can accumulate under this and the Company's other stock benefit plans in any one calendar year. No employee may be granted an option to purchase shares under the 1998 Plan which permits the employee's rights to purchase Common Stock under the 1998 Plan to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the option is outstanding at any time.

AMENDMENT OR TERMINATION

     The 1998 Plan may be terminated at any time by the Committee or the Board. The Committee or the Board of Directors may at any time, and from time to time, amend the Plan in any respect except that no amendment for which stockholders approval is required by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") shall be effected without such approval.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

     If the stockholders approve the 1998 Plan, it will qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code. The following tax consequences are those that will apply if stockholder approval is obtained. The 1998 Plan is not a qualified plan under Section 401(a) of the Code.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1998 Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the 1998 Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) ten percent (10%) of the fair market value of the Common Stock on the Grant Date (or such other discount percentage as the Committee may establish for any offering); or

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1998 Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

     If stockholder approval is not obtained, the following tax consequences will result. A participant will recognize ordinary income upon purchase of Common Stock at the end of an Offering in an amount equal to the excess of the fair market value of the Common Stock over the purchase price.

The Company would receive a tax deduction for the amount of compensation income recognized by the participant. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of the compensation income recognized. Upon selling the Common Stock, a participant will generally recognize capital gain or loss in an amount equal to the difference between the sales price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be long-term capital gain or loss if the Common Stock is held for more than one year prior to the date of sale.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EG&G, INC. 1998
                         EMPLOYEE STOCK PURCHASE PLAN.

                                   ITEM NO. 3

                        APPROVAL OF THE EG&G, INC. 1999
                                 INCENTIVE PLAN

     On January 20, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the 1999 Incentive Plan (the "1999 Plan"). Up to 3,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 Plan.

     The 1999 Plan is intended to replace the Company's 1992 Stock Option Plan (the "1992 Plan"), which will terminate upon approval of the 1999 Plan. As of January 3, 1999, options to purchase 3,300,365 shares of Common Stock were outstanding under the 1992 Plan and an additional 2,865,868 shares were reserved for future option grants. Upon termination of the 1992 Plan, all then outstanding options will remain in effect and the 2,865,868 shares reserved for future option grants will be cancelled.

     The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 1999 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1999 PLAN

     The following summary of the 1999 Plan is qualified in its entirety by reference to the 1999 Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

  Description of Awards

     The 1999 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, performance units and cash performance awards (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options shall be granted at an exercise price which may not be less than 100% of the fair market value of the Common Stock on the date of grant, or par value, if greater. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under
Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than

10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1999 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards. Under the 1999 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     Performance Awards. The Compensation and Stock Option Committee is also authorized to grant Performance Awards entitling recipients to receive cash payments based on Company performance over a specified period. The Committee may grant any number of Performance Awards to any particular participant and a Performance Award may have a performance period that overlaps the performance period of another Performance Award. Each Performance Award shall establish the performance period, not shorter than one year, over which the performance goals of the Company must be achieved; and the amount of the award which will be earned or forfeited based on the extent to which the performance goals are achieved for the performance period. The Committee may establish objective formulas for determining the size of the Performance Award based on the level of achievement of the performance goals over the performance period. The performance goals which the Committee may establish with respect to any Performance Award may include any one or more of (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) economic value added(R), (n) total shareholder return, (o) net operating profit after tax, (p) pre-tax or after-tax income, (q) cash flow, or (r) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles,
(iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period (not shorter than one year) as may be specified by the Board. At the end of the performance period the Committee determines the amount to be paid to a participant based on the level of the performance goals achieved by the participant and authorizes payment. The Committee has the power to reduce or cancel any award. The maximum payment which may be made pursuant to Performance Awards granted to any participant shall not exceed $2,000,000 in any calendar year.

  Eligibility to Receive Awards

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1999 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1999 Plan may not exceed 500,000 shares per calendar year.

     The maximum number of shares of Common Stock that may be issued pursuant to all Awards that are not stock options, including without limitation restricted stock Awards, may not exceed 400,000.

     As of February 1, 1999, approximately 350 persons were eligible to receive Awards under the 1999 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 1999 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

     On December 31, 1998, the last reported sale price of the Company Common Stock on the New York Stock Exchange -- Composite Transactions was $27.8125.

  Administration

     The 1999 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1999 Plan and to interpret the provisions of the 1999 Plan. Pursuant to the terms of the 1999 Plan, the Board of Directors may delegate authority under the 1999 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. The Board has authorized the Compensation and Stock Option Committee to administer certain aspects of the 1999 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1999 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Compensation and Stock Option Committee determines all issues relating to Performance Awards.

     The Board of Directors is required to make appropriate adjustments in connection with the 1999 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1999 Plan.

  Amendment or Termination

     No Award may be made under the 1999 Plan after January 19, 2009, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1999 Plan, except that after the date of such amendment no Award intended to comply with Section 162(m) of the Code shall become exercisable, realizable or vested unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Plan and with respect to the sale of Common Stock acquired under the 1999 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a stock appreciation right under the 1999 Plan. Instead, a participant generally will recognize as ordinary compensation income any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under a stock appreciation right.

     Upon selling any Common Stock received by a participant in payment of an amount due under a stock appreciation right, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Performance Shares. A participant will not recognize taxable income upon the grant of a performance share Award under the 1999 Plan. Instead, a participant generally will recognize as ordinary compensation income the fair market value of any Common Stock delivered in accordance with the terms of the performance share Award.

     Upon selling any Common Stock received by a participant under the terms of a performance share Award, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83 (b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

     Other Stock-Based Awards. The tax consequences associated with any other stock-based Award granted under the 1999 Plan will vary depending on the specific terms of such Award, including, whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, the applicable holding period and the participant's tax basis.

     Tax Consequences to the Company. The grant of an Award under the 1999 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1999 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition, a Section 83(b) Election or the receipt of cash under a cash-based Award. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EG&G, INC. 1999
                                INCENTIVE PLAN.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                             SELECTION OF AUDITORS

     On January 20, 1999, the Board of Directors selected the firm of Arthur Andersen LLP, independent public accountants, to act as the Company's auditors and to audit the books of the Company and its subsidiaries for 1999. Arthur Andersen LLP is currently performing these duties and has done so continuously since 1968.

     Representatives of Arthur Andersen LLP have been invited to the Annual Meeting and are expected to be present and will have an opportunity to make a statement if they so desire. They are also expected to be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors, and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company has a program in place to assist its officers and Directors in complying with the filing requirements of Section 16(a). Executive officers, Directors, and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the preceding year its executive officers, Directors, and 10% stockholders have complied with all Section 16 filing requirements.

                             STOCKHOLDER PROPOSALS

     In order to be considered for addition to the agenda for the 2000 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholder proposals should be addressed to the Clerk of the Company and must be received at the Corporate Offices of EG&G no later than December 3, 1999.

     Stockholders who wish to make a proposal at the 2000 Annual
Meeting -- other than one that will be included in the Company's proxy materials -- should notify the Company no later than February 16, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                                            By Order of the Board of Directors

                                            /s/ Murray Gross

                                            MURRAY GROSS, Clerk

Wellesley, Massachusetts
April 2, 1999

     EVA(R) is a registered trademark of Stern Stewart & Co.

                                                                       EXHIBIT A

                 EG&G, INC., 1998 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this Plan is to provide eligible employees of EG&G, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $1.00 par value (the "Common Stock"), commencing on September 1, 1998. Two Million Five Hundred Thousand (2,500,000) shares of Common Stock in the aggregate have been approved for this purpose.

     1. Administration. The Plan will be administered by a Committee appointed by the Board of Directors of the Company (the "Board" and the "Committee" respectively). The Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the United States Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary (foreign or domestic) of the Company (as defined in Section 424(f) of the Code) designated by the Committee from time to time (a "Designated Subsidiary"), subject to applicable collective bargaining agreements, are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that they are employees of the Company or a Designated Subsidiary on the first day of the applicable Offering Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. Offerings. The Company will make one or more "Offerings" to employees to purchase stock under this Plan. Each Offering shall be of a duration of 12 months or such other period, as determined by the Committee (the "Offering Period"); the first Offering Period beginning September 1, 1998 will end on June 30, 1999.

     4. Participation. An employee eligible on the first date of any Offering (the "Offering Commencement Date") may participate in such Offering by completing and forwarding an enrollment form to the employee's appropriate Human Resource Office. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Offering Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means all regular straight time gross earnings, overtime, shift premium, and sales commissions, but excluding, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items. The Committee will establish the method of enrolling, and the enrollment period for each Offering under the Plan.

     5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in terms of whole number percentages up to a maximum of 10% of the Compensation he or she receives during the Offering Period or such shorter period during which deductions from payroll are made. Any change in Compensation during the Offering will result in an automatic corresponding change in the dollar amount withheld.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Offering Period) for each calendar year in which the Option is outstanding at any time.

     6. Deduction Changes. An employee may decrease or discontinue his payroll deduction during an Offering Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during an Offering Period. If an employee elects to discontinue his payroll deductions during an Offering Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in an Offering Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.

     9. Purchase of Shares. On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Offering Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (i) $25,000, or (ii) in the case of an Offering Period which is less than twelve (12) months in length, such number determined by multiplying $2,083.33 by the number of full months in the Offering Period, by the closing price (as defined below) on the Offering Commencement Date.

     The purchase price for each share purchased will be 90% of the closing price of the Common Stock on (i) the first business day of such Offering Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be the closing price on the New York Stock Exchange. If no sales of Common Stock were made on such a day, the closing price of the Common Stock shall be the reported closing price for the next preceding day on which sales were made. Following the first Offering Period under the Plan, the Committee may, from time to time, establish a percentage other than 90% of the closing price to be used in calculating the purchase price under this Plan provided that
(i) such percentage is determined prior to the Offering Commencement Date of the Offering Period to which such percentage is to apply, and (ii) it is at least 85% of such closing price.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the largest number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of an Offering Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

     11. Rights on Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of an Offering Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Offering Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purposes.

     15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Committee to give proper effect to such event.

     16. Merger. If the Company shall at any time merge or consolidate with another and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not result in Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. Amendment of the Plan. The Committee or the Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by
Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

     18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis.

     19. Termination of the Plan. This Plan may be terminated at any time by the Committee or the Board. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on the New York Stock Exchange and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     The Plan shall be governed by the laws of the Commonwealth of Massachusetts except to the extent that such law is preempted by U.S. federal law.

     21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22. Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23.  Effective Date.  The Plan shall take effect on September 1, 1998.

                                                                       EXHIBIT B

                                   EG&G, INC.

                              1999 INCENTIVE PLAN

1.  Purpose

     The purpose of this 1999 Incentive Plan (the "Plan") of EG&G, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, a joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.  Eligibility

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, performance units, other stock-based awards or cash performance awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix (i) the maximum number of shares subject to Awards and (ii) the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.  Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 3,500,000 shares of common stock, $1.00 par value, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Other Limits. Subject to adjustment under Section 8, the maximum number of shares of Common Stock that may be issued under the Plan pursuant to all Awards that are not Options, including without limitation Restricted Stock Awards, shall be 400,000. The principles of the second sentence of Section 4(a) shall apply to this Section 4(c).

5.  Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted, or par value, if greater.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

     (1) in cash or by check, payable to the order of the Company;

     (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

     (3) when the Common Stock is registered under the Securities Exchange Act of 1934, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

     (4) to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

     (5) by any combination of the above permitted forms of payment.

6.  Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities or other awards convertible into Common Stock and the grant of stock appreciation rights.

8.  Performance Awards.

     (a) Administration. This Section 8 shall be administered by a Committee appointed by the Board. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee.

     (b) Grants. The Committee may grant Performance Awards entitling recipients to receive cash payments based on Company performance over a specified period. The Committee may grant any number of Performance Awards to any particular participant and a Performance Award may have a performance period that overlaps the performance period of another Performance Award.

     (c) Terms and Conditions. Each Performance Award shall establish the performance period, not shorter than one year, over which the performance goals of the Company must be achieved; the performance goals which must be achieved; and the amount of the award which will be earned or forfeited based on the extent to which the performance goals are achieved for the performance period. The Committee shall establish objective formulas for determining the size of the Performance Award based on the level of achievement of the performance goals over the performance period.

     (d) Performance Goals. The performance goals which the Committee shall establish with respect to any Performance Award shall include any one or more of
(a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) economic value added(R), (n) total shareholder return, (o) net operating profit after tax, (p) pre-tax or after-tax income, or (q) cash flow, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items,
(ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period (not shorter than one year) as may be specified by the Board.

     (e) Limits. The maximum payment which may be made pursuant to Performance Awards granted to any Participant shall not exceed $2,000,000 in any calendar year.

     (f) Payment. At the end of the performance period with respect to which a Performance Award is granted, the Committee shall determine the amount, if any, to be paid to the Participant based on the level of the performance goals established by the Committee for purposes of the Performance Award and shall authorize the Company to pay the Participant the amount so determined. The Committee may at any time, in its sole discretion, cancel a Performance Award or reduce or eliminate the amount payable with respect to a Performance Award without the consent of the Participant.

9.  Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b) and the limits set forth in Section 4(c), (iv) the number and class of securities and exercise price per share subject to each outstanding Option, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 9(a) applies and Section 9(c) also applies to any event, Section 9(c) shall be applicable to such event, and this Section 9(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition Events

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to the foregoing assumption of, or substitution for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock
     Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (4) Consequences of an Acquisition Event on Other Awards. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

10.  General Provisions Applicable to Awards

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine; such written instrument may be in the form of an agreement signed by the Company and the Participant or a written or electronic confirming memorandum from the Company to the Participant. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

     (i) Deferral. An optionee who is entitled, by authority of the Board of Directors, to defer his or her compensation pursuant to any deferred compensation plan maintained by the Company may elect, in accordance with rules established by the Board, to defer receipt of any shares of Common Stock issuable upon the exercise of an option, provided that such election is irrevocable and made at least that number of days prior to the exercise of the option which shall be determined by the Board. The optionee's account under such deferred compensation plan shall be credited with a number of stock units equal to the number of shares so deferred.

11.  Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant intended to comply with Section 162(m) of the Code shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under
Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant intended to comply with Section 162(m) of the Code after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Provisions for Foreign Employees. The Board may, without amending the Plan, modify options granted to employees who are foreign naturals or who are employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

     (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

     The Annual Meeting of EG&G, Inc. stockholders will be held at 10:30 A.M. on Tuesday, April 27, 1999, at the Sheraton Needham Hotel in Needham, Massachusetts.

     The Sheraton Needham Hotel is located at 100 Cabot Street, just off Route 128 (I-95) at Exit 19A (see directions below). It is 10 miles from downtown Boston and 12 miles from Logan Airport. The hotel offers ample free parking and shuttle service to Boston and Logan Airport. For more information, the hotel can be reached by phone at (781) 444-1110, by fax at (781) 455-8617 or at www.sheratonneedham.com.

FROM LOGAN AIRPORT:

     As you are leaving the airport, follow the signs for Boston/Sumner Tunnel. You want to go through the tunnel. Once you are through the tunnel follow the signs to Rte. 3 South and the Mass Pike. Take Rte. 3 South. From Rte. 3 take the exit for Mass Pike West. About 3-4 miles down the road you will have to pay a toll of 50c. From the Mass Pike you will take the exit for I-95/Rte. 128 South (it is the same highway, called two different names). You will have to pay another 50c toll when exiting the Mass Pike. Follow
I-95/Rte. 128 South to Exit 19A/Highland Ave.-Newton Highlands. This exit will bring you back over the highway. Turn right at the Ground Round Restaurant. Take immediate left at Cabot St. Follow signs to main entrance.

FROM RTE. 128 (I-95) NORTH OR SOUTH:

     Take Exit 19A. This will put you on Highland Ave., heading East. Follow Highland Ave. to 1st set of stop lights. Take right onto 2nd Ave. Take first right off of 2nd Ave. at the Sheraton Needham Hotel sign. Follow driveway to hotel. Parking garage will be on your right.

                                 [MAP OMITTED]

[EG&G LOGO]
        is a registered trademark of EG&G, Inc.

EVA(R) is a registered trademark of Stern Stewart & Co.

                                                                SKU # 0886-PS-99

                                     PROXY


[EG&G, INC. LOGO]                  EG&G, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 27, 1999

     The undersigned hereby appoints John M. Kucharski and Murray Gross, and each of them, proxies with power of substitution to vote, as indicated below, for and on behalf of the undersigned at the Annual Meeting of Stockholders of EG&G, Inc., to he held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on Tuesday, April 27, 1999, at 10:30 a.m., and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said Meeting.

1. ELECTION OF DIRECTORS    Authority to fix the number of Directors at ten and
                            to elect Tamara J. Erickson, Kent F. Hanson, John F.
                            Keane, Nicholas A. Lopardo, Greta E. Marshall,
                            Michael C. Ruettgers, Gabriel Schmergel, Gregory L.
                            Summe, John Larkin Thompson and G. Robert Tod for terms of one year each.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


----------------                                               ----------------
   SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                            SIDE
----------------                                               ----------------

[X]  Please mark
     votes as in
     this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR fixing the number of Directors at ten and the election of Directors, and FOR proposal 2 and proposal 3.

----------------------------------------          -----------------------------------------------------------------
The Board of Directors recommends a vote                      The Board of Directors recommends a vote
            FOR Proposal 1.                                         FOR Proposal 2 and Proposal 3.
----------------------------------------          -----------------------------------------------------------------
1. Election of Directors (see reverse)                                                    FOR     AGAINST   ABSTAIN

      FOR [ ]        [ ] WITHHELD                 2. Proposal to approve EG&G, Inc.       [ ]       [ ]       [ ]
      ALL                FROM ALL                    1998 Employee Stock Purchase Plan.
   NOMINEES              NOMINEES
                                                  3. Proposal to approve the EG&G, Inc.   [ ]       [ ]       [ ]
FOR, except vote withheld from the                   1998 Incentive Plan.
following nominee(s):



----------------------------------------




                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]



                                                  Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor,
                                                  administrator, trustee or guardian, please give full title as such.